Exhibit 10.2

                             CONSULTING AGREEMENT

        THIS AGREEMENT IS SUBJECT TO MANDATORY AND BINDING ARBITRATION
        --------------------------------------------------------------

      This Consulting Agreement (the "Agreement') is entered into as of January 1, 2005 (the "Effective Date"), by and between First Cash Financial Services, Inc. (the "Company"), a Delaware corporation, and Phillip Eric Powell (the "Consultant").

      WHEREAS, in his former capacity as Chief Executive Officer, Consultant has been primarily responsible for building the company from its inception, and has provided a significant contribution to the success of the Company;

      WHEREAS, Consultant has been an integral part of the Company attaining fiscal/financial stability, and has been its primary guidance in determining the strategic vision of the Company;

      WHEREAS, notwithstanding the success of the Company under the stewardship of Consultant, both the Company and Consultant believe that long-term succession planning in the leadership of the Company is a necessary and desirable part of good corporate governance, and in the best interest of the Company and its shareholders;

      WHEREAS, both the Company and Consultant believe that it is therefore in the best interest of the Company and its shareholders that Consultant relinquish his role as Chief Executive Officer, but remain committed to and involved in the Company's growth and strategic planning activities through a formalized, long-term consulting arrangement; and

      WHEREAS, Consultant was employed by the Company pursuant to an employment agreement dated September 30, 2000, between the parties ("Employment Agreement"), and the parties terminated that agreement on December 30, 2004 and desire to enter into this consulting agreement so that the Company may benefit from the valuable advice, counsel, and participation of Consultant in future years based on the terms and conditions set forth below.

      NOW,  THEREFORE,  in   consideration  of  the   mutual  covenants   and
 obligations hereinafter set forth, the parties agree as follows:

      1.  PREVIOUS EMPLOYMENT AGREEMENT.

      The parties terminated the Employment Agreement on December 30, 2004, and waived and released all rights they had under the Employment Agreement as of that date. Accordingly, the Employment Agreement has no further force or effect.

      2.  INDEPENDENT CONTRACTOR.

      The Company desires to contract for Consultant's services in his capacity as an independent contractor, according to the following terms and conditions.

      3.  DUTIES.

      The Consultant will serve and be responsible to the Board of Directors of the Company ("Board"). Under the direction of the Board, the Consultant shall perform such duties, and have such powers, authority, functions, duties and responsibilities for the Company and other entities affiliated with the Company as may be determined from time to time by the Board. However, the Consultant shall determine the means and methods to perform his duties under this Agreement. The Board shall not control the means and methods of Consultant in fulfilling his duties under this Agreement.

      4.  TERM OF ENGAGEMENT.

      The term of engagement of Consultant shall begin on January 1, 2005 and continue through December 31, 2014, subject to the provisions of Section 9. The term of the Consultant's engagement hereunder shall commence on January 1, 2005.

      5.  EXTENT OF SERVICES.

      Subject to the provisions of section 12, the Consultant may engage in any other business related activities, as well as appropriate civic, charitable, professional or trade association activities, and serve on one or more other boards of directors of public or private companies, provided these activities do not interfere or conflict materially with the Consultant's duties and responsibilities to the Company.

      6.  NO FORCED RELOCATION.

      The Consultant shall not be required to move his principal place of residence from the Arlington, Texas area or to perform regular duties that could reasonably be expected to require either such move against his wish or to spend amounts of time each week outside the Arlington, Texas area which are unreasonable in relation to the duties and responsibilities of the Consultant hereunder, and the Company agrees that, if it requests the Consultant to make such a move and the Consultant declines that request, (a) that declination shall not constitute any basis for a termination of the Consultant's engagement and (b) no animosity or prejudice will be held against Consultant.

      7.  COMPENSATION.

      (a) ANNUAL COMPENSATION RATE.

      Annual compensation shall be payable to the Consultant by the Company as a guaranteed minimum amount under this Agreement for each calendar year during the period from January 1, 2005 to the termination date of the Consultant's Engagement. That annual compensation shall (i) accrue daily on the basis of a 365 year, (ii) be payable to the Consultant in the intervals no less frequently than monthly, and (iii) be payable beginning January 1, 2005 at an annual rate of $500,000.

      (b) MISCELLANEOUS.

      (i) The Company shall supply Consultant with an automobile, the make and model of which is subject to the approval of the Board, and the Company shall be responsible for all expenses related thereto throughout the term of this Agreement.

      (ii) In consideration and in support of Consultant's duties under this Agreement, which also include fostering the goodwill, growth and earnings of the Company, the Company shall pay for a private club membership for Consultant, for such amount as is reasonable taking into account the powers, authority, functions, duties and responsibilities of Consultant, subject to approval of the Board.

      (iii) Consultant acknowledges that he shall be responsible for any and all income and self-employment taxes (including federal, state and local) resulting from compensation received (in cash and in-kind) pursuant to this Agreement. This includes, without limitation, all federal, state and local taxes on income and, social security & Medicare taxes applicable to income earned in his role as Consultant.

      (iv) The Consultant shall be entitled to prompt reimbursement of all reasonable business expenses incurred by him in the performance of his duties during the term of this Agreement, subject to the presenting of appropriate vouchers and receipts in accordance with the Company's policies.

      8.  OTHER BENEFITS.

      (a) HEALTH INSURANCE.

      The Company shall pay all health insurance premiums for Consultant and his spouse under the Company's health insurance program or a policy from an independent third party carrier until they attain the age 65, respectively.

      (b) LIFE INSURANCE.

      For the term of this Agreement, the Company will provide, at its own expense, term life insurance benefits under two separate policies, the first of which, naming the Company as beneficiary, shall be at the Company's option. The first policy shall designate the Company as the beneficiary and loss payee. This policy shall be procured at the option of the Board and shall have an amount of coverage, which shall be at the discretion of the Board. The second policy shall be in the amount of $4 million with the beneficiary and loss payee designated by the Consultant.

      9.  TERMINATION.

      The Consultant's Engagement hereunder may be terminated prior to the term provided for in Section 4 only under the following circumstances:

      (a) DEATH.

      The Consultant's Engagement shall terminate automatically on the date of his death.

      (b) DISABILITY.

      If a Disability occurs and is continuing, the Consultant's Engagement shall terminate 180 days after the Company gives the Consultant written notice that it intends to terminate his Engagement on account of that Disability, or on such later date as the Company specifies in such notice. If the Consultant resumes the performance of substantially all of his duties under this Agreement before the termination becomes effective, the notice of intent to terminate shall be deemed to have been revoked. Disability of Consultant shall not prevent the Company from making necessary changes during the period of Consultant's Disability to conduct its affairs.

      (c) VOLUNTARY TERMINATION.

      The Consultant may terminate his Engagement at any time and without Good Cause with 90 days' prior written notice to the Company.

      (d) TERMINATION FOR GOOD CAUSE.

      The Consultant may terminate his Engagement for Good Cause at any time within 180 days (90 days if the Good Cause is the occurrence of a Change of Control) after the Consultant becomes consciously aware that the facts and circumstances constituting Good Cause exist and are continuing, by giving the Company 30 days' prior written notice that the Consultant intends to terminate his Engagement for Good Cause, which notice will state with specificity the basis for Consultant's contention that Good Cause exists; provided, however, that if Consultant terminates for Good Cause due to a Change in Control, the Change in Control must actually occur. A Change in Control will not be deemed to have actually occurred merely because of a pending or possible event. The Consultant shall not have Good Cause to terminate his Engagement solely by reason of the occurrence of a Change in Control until 90 days after the date such Change in Control actually occurs. The Consultant may not terminate for Good Cause if the facts and circumstances constituting Good Cause are substantially cured by the Company within 30 days following notice to the Company.

      (e) INVOLUNTARY TERMINATION.

      The Consultant's Engagement is at will. The Company reserves the right to terminate the Consultant's Engagement at anytime whatsoever, without cause, with 30 days' prior written notice to the Consultant.

      (f) INVOLUNTARY TERMINATION FOR CAUSE.

      The Company reserves the right to terminate the Consultant's Engagement for Cause. In the event that the Company determines that Cause exists under
 Section 11(f)(i) for the termination of the Consultant's Engagement, the Company shall provide in writing (the "Notice of Cause"), the basis for that determination and the manner, if any, in which the breach or neglect can be cured. If either the Company has determined that the breach or neglect cannot be cured, as set forth in the Notice of Cause, or has advised the Consultant in the Notice of Cause of the manner in which the breach or neglect can be cured, but the Consultant fails to substantially effect that cure within 60 days after his receipt of the Notice of Cause, the Company shall be entitled to give the Consultant written notice of the Company's intention to terminate Consultant's Engagement for Cause (the "Notice of Intent to Terminate"). Consultant shall have the right to object to any Notice of Intent to Terminate Consultant's Engagement for Cause, by furnishing the Company within ten days of receipt by Consultant of the
 Notice of Intent to Terminate Consultant's Engagement for Cause, written notice specifying the reasons Consultant contends either (i) Cause under
 Section 11(f)(i) does not exist or has been timely cured or (ii) in the circumstance of a Notice of Intent to Terminate Consultant's Engagement for Cause under Section 11(f)(ii), that such Cause does not exist (the "Notice of Intent to Join Issue over Cause"). The failure of Consultant to timely furnish the Company with a Notice of Intent to Join Issue over Cause shall serve to conclusively establish Cause hereunder, and the right of the Company to terminate the Consultant's Engagement for Cause. Within 30 days following its receipt of a timely Notice of Intent to Join Issue Over Cause, the Company must either rescind the Notice of Intent to Terminate the Consultant's Engagement for Cause, or file a demand for arbitration in accordance with Section 25, to determine whether the Company is entitled to terminate Consultant's Engagement for Cause. During the pendency of the arbitration proceeding, and until such time as Consultant's Engagement is terminated, Consultant shall be entitled to receive Compensation under this Agreement. In the discretion of the Board, however, the Consultant may be reassigned or suspended with pay, during not only the pendency of the arbitration proceeding, but during the period from the date the Company furnishes Consultant with a Notice of Intent to Terminate the Consultant's Engagement for Cause until such date as the notice is rescinded, a determination that Cause does not exist is made in the arbitration proceeding or in the event of a determination that Cause does exist in the arbitration proceeding, the effective date of the termination of Consultant's Engagement for Cause. In the event that the Company determines that Cause exists under Section 11(f)(ii) for the termination of the
 Consultant's  Engagement,  it  shall  be  entitled  to  immediately  furnish
 Consultant with a Notice of Intent to Terminate Consultant's Engagement without providing a Notice of Cause or any opportunity prior to that notice to contest that determination. Any termination of the Consultant's Engagement for Cause pursuant to this Section 9(f) shall be effective immediately upon the Consultant's receipt of the Company's written notice of that termination and the Cause therefore.

      (g) TERMINATION AT CONCLUSION OF TERM.

      At the expiration of the term of engagement as stated in Section 4, Consultant's engagement will automatically terminate.

      10.  TERMINATION PAYMENTS.

      Unless effected under Section 9(g), if the Consultant's Engagement is terminated during the term of this Agreement, the Consultant shall be entitled to receive termination payments as follows:

      (a) If the  Consultant's Engagement is  terminated under Section  9(a),
 (b), (d), or (e), the Company will pay or cause to be paid to the Consultant (or, in the case of a termination under Section 9(a), the beneficiary the Consultant has designated in writing to the Company to receive payment pursuant to this Section 10(a) or, in the absence of such designation, the Consultant's estate): (i) the Accrued Compensation; (ii) the Reimbursable Expenses; and (iii) the Termination Benefit.

      (b) If the Consultant's Engagement is terminated under Section 9(c)  or
 (f) the Company will pay or cause to be paid to the Consultant: (i) the Accrued Compensation determined as of and through the termination date of the Consultant's Engagement; and (ii) the Reimbursable Expenses.

      (c) Any payments to which the Consultant (or his designated beneficiary or estate, if Section 9(a) applies) is entitled pursuant to paragraph (i) of subsection (a) of this Section 10 or paragraph (i) of subsection (b) of this
 Section 10, as applicable, will be paid in a single lump sum within thirty days after the termination date of the Consultant's Engagement. At the sole option and election of the Consultant (or his designated beneficiary or estate, if Section 9(a) applies), which election shall be made within 30 days of the termination of Consultant's Engagement, the Company shall pay the Consultant the Termination Benefit, if at all, (1) in a lump sum on a present value basis; (2) on a semi-monthly basis (as if Consultant's engagement had continued), or (3) on such other periodic basis reasonably requested by Consultant (or his designated beneficiary or estate, if Section 9(a) applies), in which event, the payments will be discounted to the extent the periodic basis selected by Consultant (or his designated beneficiary or estate, if Section 9(a) applies) results in an earlier payout to Consultant (or his designated beneficiary or estate, if
 Section 9(a) applies) than if Consultant were paid on a semi-monthly basis. The Company shall be given credit for all life proceeds paid to Consultant's designated beneficiary or estate on any policy procured, paid for or reimbursed by the Company pursuant to this Agreement (up to $4 million in the case of life insurance). Upon the failure of the Consultant to timely make an election as provided herein, such option and election shall revert to the Company. However, if Section 9(a) applies and the Consultant's designated beneficiary or estate is the beneficiary of one or more insurance policies purchased by the Company and then in effect the proceeds of which are payable to that beneficiary by reason of the Consultant's death, then (i) the Company, at its option, may credit the amount of those proceeds, as and when paid by the insurer to that beneficiary, against the payment to which the Consultant's designated beneficiary or estate is entitled pursuant to paragraph (iii) of subsection
 (a) of this Section 10 and, if it exercises that option, (ii) the payment otherwise due pursuant to that paragraph (iii) will bear interest on the outstanding balance thereof from and including the fifth day after that termination date to the date of payment by the insurer to that beneficiary at the rate of interest specified in Section 30. Any payments to which the Consultant (or his designated beneficiary or estate, if Section 9(a) applies) is entitled pursuant to paragraphs (ii) and (iii) of subsection (a) or (b) of this Section 10, as applicable, will be paid in a single lump sum within five days after the termination date of the Consultant's Engagement or as soon thereafter as is administratively feasible, together with interest accrued thereon from and including the fifth day after that termination date to the date of payment at the rate of interest specified in
 Section 30.

      (d) Except as provided in Sections 13, 23 and this Section, the Company will have no payment obligations under this Agreement to the Consultant (or his designated beneficiary or estate, if Section 9(a) applies) after the termination date of the Consultant's Engagement.

      11.  DEFINITION OF TERMS.

      The following terms used in this Agreement when capitalized shall have the following meanings:

      (a) ACCRUED COMPENSATION.

      "Accrued Compensation" shall mean the compensation that has accrued, and the compensation that would accrue through and including the last day of the pay period in which the termination date of the Consultant's Engagement occurs, under Section 7(a), which has not been paid to the Consultant as of that termination date.

      (b) ACQUIRING PERSON.

      "Acquiring Person" shall mean any person who or which, together with all Affiliates and Associates of such person, is or are the Beneficial Owner of 50 percent or more of the shares of Common Stock then outstanding, but does not include any Exempt Person; provided, however, that a person shall not be or become an Acquiring Person if such person, together with its Affiliates and Associates, shall become the Beneficial Owner of 50 percent or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of Common Stock by the Company, unless and until such time as such person or any Affiliate or Associate of such person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or any other person (or persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock shall become an Affiliate or Associate of such person, unless, in either such case, such person, together with all Affiliates and Associates of such person, is not then the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

      (c) AFFILIATE.

      "Affiliate" has the meaning ascribed to that term in Rule 405 of Regulation C.

      (d) ASSOCIATE.

      "Associate" shall mean, with reference to any person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which that person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of its equity securities, (ii) any trust or other estate in which that person has a substantial beneficial interest or for or of which that person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of that person, or any relative of that spouse, who has the same home as that person.

      (e) BENEFICIAL OWNER.

      A specified person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities: (i) of which that person or any of that person's Affiliates or Associates, directly or indirectly, is the "beneficial owner" (as determined pursuant to Rule l3d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public (that is, not including a solicitation exempted by Exchange Act Rule 14a-2(b)(2)) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act; and (B) is not then reportable by such person on Exchange Act Schedule 13D (or any comparable or successor report); (ii) which that person or any of that person's Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or on the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by that person or any of that person's Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or (iii) which are beneficially owned, directly or indirectly, by (A) any other person (or any Affiliate or Associate thereof) with which the specified person or any of the specified person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (i) of this definition) or disposing of any voting securities of the Company or (B) any group (as that term is used in Exchange Act Rule 1 3d-5(b)) of which that specified person is a member; provided, however, that nothing in this definition shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through that person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of that acquisition. For purposes of this Agreement, "voting" a security shall include voting, granting a proxy, acting by consent making a request or demand relating to corporate action (including, without limitation, calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

      (f) CAUSE.

      "Cause" shall mean that the Consultant has (i) willfully breached or habitually neglected (otherwise than by reason of injury, or physical or mental illness, or any disability as defined by the Americans with Disabilities Act of 1990, Public Law 101336, 42 U.S.C.A. S 12101 et seq.) material duties which he was required to perform under the terms of this Agreement, or (ii) committed and been charged with act(s) of dishonesty or fraud.

      (g) CHANGE OF CONTROL.

      "Change of Control" shall mean the occurrence of the following  events:
 (i) any person or entity becomes an Acquiring Person, or (ii) a merger of the Company with or into, or a sale by the Company of its properties and assets substantially as an entirety to, another person or entity; (iii) a majority of the incumbent board of directors cease for any reason to constitute at least a majority of the Board; and (iv) immediately after the occurrence of (i), (ii) or (iii) above, any person or entity, other than an Exempt Person, together with all Affiliates and Associates of such person or entity, shall be the Beneficial Owner of 50% or more of the total voting power of the then outstanding Voting Shares of the person or entity surviving that transaction (in the case or a merger or consolidation), or the person or entity acquiring those properties and assets substantially as an entirety.

      (h) COMPANY.

      "Company" shall  mean  (i)  First  Cash  Financial  Services,  Inc.,  a
 Delaware corporation, and (ii) any person or entity that assumes the obligations of "the Company" hereunder, by operation of law, pursuant to
 Section 16 or otherwise.

      (i) DISABILITY.

      "Disability" shall mean that the Consultant, with reasonable accommodation, has been unable to perform his essential duties under this Agreement for a period of at least six consecutive months as a result of his incapacity due to injury or physical or mental illness, any disability as defined by the Americans with Disabilities Act of 1990, Public Law 101 336, 42 U.S.C.A. S 12101 et seq.

      (j) ENGAGEMENT.

      "Engagement" shall mean the compensated service provided by Consultant as an independent contractor to the Company or a subsidiary of the Company hereunder.

      (k) GOOD CAUSE.

      "Good Cause" for the Consultant's termination of his Engagement shall mean: (i) any decrease in the Annual Compensation Rate under Section 7(a) or any other violation hereof in any material respect by the Company; (ii) any material reduction in the Consultant's compensation under Section 7;
 (iii) the assignment to the Consultant of duties inconsistent in any material respect with the Consultant's then current positions (including status, offices, titles and reporting requirements), authority, duties or responsibilities or any other action by the Company which results in a material diminution in those positions, authority, duties or responsibilities; (iv) any unapproved relocation of the Consultant; or (v) the occurrence of a Change of Control. Good Cause shall not exist if the Company cures within the period prescribed herein.

      (l) REIMBURSABLE EXPENSES.

      "Reimbursable Expenses" shall mean the expenses incurred by the Consultant on or prior to the termination date of his Engagement which are to be reimbursed to the Consultant under Section 7(b) and which have not been reimbursed to the Consultant as of that date.

      (m) TERMINATION BENEFIT.

      "Termination Benefit" shall  mean all Compensation  provided for  under
 Section 7 through the remainder of the Consultant's term of engagement, it being the parties' intent that, except for a termination under Section 9(c) or (f), the Consultant shall receive all Compensation as if his term of engagement continued as provided for under Section 4.

      12.  COVENANTS NOT TO COMPETE.

      (a) Consultant's Acknowledgment. Consultant agrees and acknowledges that in order to assure the Company that it will retain its value as a going concern, it is necessary that Consultant undertake not to utilize his special knowledge of the business and his relationships with customers and suppliers to compete with the Company. Consultant further acknowledges that:

           (i) The Company is and will be engaged in the business of pawnshop services, payday loan services and check cashing services;

           (ii) Consultant will occupy a position of trust and confidence with the Company prior to the date of this agreement and, during such period and Consultant's engagement under this agreement, Company's trade secrets and with other proprietary and confidential information concerning the Company;

           (iii) The agreements and covenants contained in this Section 14 are essential to protect the Company and the goodwill of the business; and

           (iv) Consultant's engagement with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Consultant were to provide services to any person or entity in violation of the provisions of this agreement.

      (b) Company's Acknowledgement. The Company hereby acknowledges that it will provide Consultant with confidential and trade secret information relating to the operation of the Company's business, including but not limited to, customer lists, operating manuals, and financing operations.

      (c) Competitive Activities. Consultant hereby agrees that for a period commencing on January 1, 2005 and ending one year following the later of
 (i) termination of Consultant's engagement with the Company for whatever reason, and (ii) the conclusion of the period, if any, during which the Company is making payments to Consultant, he will not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity (other than the Company) that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes in engage in the business of pawnshops, check cashing services, payday loan services or proposes to in engage in the business of the distribution or sale of (i) products distributed, sold or licensed by the Company or services provided by the Company at the time of termination or (ii) products or services proposed at the time of such termination to be distributed, sold, licensed or provided by the Company within 50 miles of any of the Company's locations (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Consultant from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Consultant is not involved in the business of said corporation and if Consultant and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of two percent of the stock of such corporation. With respect to the Territory, Consultant specifically acknowledges that the Company has conducted the business throughout those areas comprising the Territory and the Company intends to continue to expand the business throughout the Territory.

      (d) Blue Pencil. If an arbitrator shall at any time deem the terms of this agreement or any restrictive covenant too lengthy or the Territory too extensive, the other provisions of this section 14 shall nevertheless stand, the restrictive period shall be deemed to be the longest period permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The arbitrator in each case shall reduce the restricted period and/or the Territory to permissible duration or size.

      (e) Non-Solicitation of Employees. Consultant agrees that while engaged as a consultant by the Company and for one year after the cessation of the Consultant's engagement for whatever reason, the Consultant will not recruit, hire or attempt to recruit or hire, directly or assisted by others, any other employee of the Company with whom the Consultant had contact during the Consultant's engagement with the Company. For the purposes of this paragraph "contact" means any interaction whatsoever between the Consultant and the other employee.

      (f) Non-Solicitation of Customers. Consultant agrees that while engaged by the Company as a consultant and for one year after the cessation of the Consultant's engagement for whatever reason, the Consultant will not directly or indirectly, for himself or on behalf of any other person, partnership, company, corporation or other entity, solicit or attempt to solicit, for the purpose of engaging in competition with the Company,

           (i) Any person or entity whose account was serviced by Consultant at the Company; or

           (ii) Any person or entity who is or has been a customer of the Company prior to Consultant's termination; or

           (iii)   Any  person  or  entity  the  Company   has  targeted  and
           contacted prior to Consultants termination for the purpose of establishing a customer relationship.

      Consultant agrees that these restrictions are necessary to protect the Company's legitimate business interests, and Consultant agrees that these restrictions will not prevent Consultant from earning a livelihood.

      l3.  TAX INDEMNITY.

      Should any of the payments of compensation, other incentive or supplemental compensation, benefits, allowances, awards, payments, reimbursements or other perquisites, or any other payment in the nature of compensation, singularly, in any combination or in the aggregate, that are provided for hereunder to be paid to or for the benefit of the Consultant be determined or alleged to be subject to an excise or similar purpose tax pursuant to Section 4999 of the Code, or any successor or other comparable federal, state or local tax law by reason of being a "parachute payment" (within the meaning of Section 2800 of the Code), the parties agree to negotiate in good faith changes to this Agreement necessary to avoid such excise or similar purpose tax, without diminishing Consultant's compensation, other incentive or supplemental compensation, benefits, allowances, awards, payments, reimbursements or other perquisites, or any other payment in the nature of compensation. Alternatively, the Company shall pay to the Consultant such additional compensation as is necessary (after taking into account all federal, state and local taxes payable by the Consultant as a result of the receipt of such additional compensation) to place the Consultant in the same after-tax position (including federal, state and local taxes) he would have been in had no such excise or similar purpose tax (or interest or penalties thereon) been paid or incurred. The Company hereby agrees to pay such additional compensation within the earlier to occur of (i) five business days after the Consultant notifies the Company that the Consultant intends to file a tax return taking the position that such excise or similar purpose tax is due and payable in reliance on a written opinion of the Consultant's tax counsel (such tax counsel to be chosen solely by the Consultant) that it is more likely than not that such excise tax is due and payable or (ii) 24 hours of any notice of or action by the Company that it intends to take the position that such excise tax is due and payable. The costs of obtaining the tax counsel opinion referred to in clause (i) of the preceding sentence shall be borne by the Company, and as long as such tax counsel was chosen by the Consultant in good faith, the conclusions reached in such opinion shall not be challenged or disputed by the Company. If the Consultant intends to make any payment with respect to any such excise or similar purpose tax as a result of an adjustment to the Consultant's tax liability by any federal, state or local tax authority, the Company will pay such additional compensation by delivering its cashier's check payable in such amount to the Consultant within five business days after the Consultant notifies the Company of his intention to make such payment. Without limiting the obligation of the Company hereunder, the Consultant agrees, in the event the Consultant makes any payment pursuant to the preceding sentence, to negotiate with the Company in good faith with respect to procedures reasonably requested by the Company which would afford the Company the ability to contest the imposition of such excise or similar purpose tax; provided, however, that the Consultant will not be required to afford the Company any right to contest the applicability of any such excise or similar purpose tax to the extent that the Consultant reasonably determines (based upon the opinion of his tax counsel) that such contest is inconsistent with the overall tax interests of the Consultant.

      14.  LOCATIONS OF PERFORMANCE.

      The Consultant's services shall be performed primarily in the vicinity of Arlington, Texas. The parties acknowledge, however, that the Consultant will be required to travel in connection with the performance of his duties.

      l5.  PROPRIETARY INFORMATION.

      (a) The Consultant agrees to comply fully with the Company's policies relating to non-disclosure of the Company's trade secrets and proprietary information and processes. Without limiting the generality of the foregoing, the Consultant will not, during the term of his Engagement, disclose any such secrets, information or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever except as may be required by law or governmental agency or legal process, nor shall the Consultant make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company or any of its subsidiaries) under any circumstances during or after the term of his Engagement, provided that after the term of his Engagement this provision shall not apply to secrets, information and processes that are then in the public domain (provided that the Consultant was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company's consent).

      (b) The Consultant hereby sells, transfers and assigns to the Company all the entire right, title and interest of the Consultant in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, to the extent made or conceived by the Consultant solely or jointly with others during the term of this Agreement The Consultant shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned and, whether during the term hereof or thereafter, the Consultant shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Consultant to permit the Company to file and prosecute any patent applications relating to same and, as to copyrightable material, to obtain copyright thereon.

      (c) Trade secrets, proprietary information and processes shall not be deemed to include information which is: (i) known to the Consultant at the time it is disclosed to him; (ii) publicly known (or becomes publicly known) without the fault or negligence of Consultant; (iii) received from a third party without restriction and without breach of this Agreement; (iv)
 approved for release by written authorization of the Company; or (v) required to be disclosed by law or legal process; provided, however, that in the event of a proposed disclosure pursuant to this subsection (c)(v), the Consultant shall give the Company prior written notice before such disclosure is made in a time and manner which will best provide the Company with the ability to oppose such disclosure.

      16.  ASSIGNMENT.

      This Agreement may not be assigned by either party; provided that the Company may assign this Agreement (i) in connection with a merger or consolidation involving the Company or a sale of its business, properties and assets substantially as an entirety to the surviving corporation or purchaser as the case may be, so long as such assignee assumes the Company's obligations hereunder; and (ii) so long as the assignment in the reasonable discretion of Consultant does not result in a materially increased risk of non-performance of the Company's obligations hereunder by the assignee. The Company shall require as a condition of such assignment any successor (direct or indirect (including, without limitation, by becoming the sole stockholder of the Company) and whether by purchase, merger, consolidation, share exchange or otherwise) to the business, properties and assets of the Company substantially as an entirety expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would have been required to perform it had no such succession taken place. This Agreement shall be binding upon all successors and assigns.

      17.  NOTICES.

      Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail to the Consultant at his residence maintained on the Company's records, or to the Company at its address at 690 E. Lamar Blvd. Suite 400, Arlington, Texas 76011, Attention: Corporate Secretary, or such other addresses as either party shall notify the other in accordance with the above procedure.

      18.  FORCE MAJEURE.

      Neither party shall be liable to the other for any delay or failure to perform hereunder, which delay or failure is due to causes beyond the control of said party, including, but not limited to: acts of God; acts of the public enemy; acts of the United States of America or any state, territory or political subdivision thereof or of the District of Columbia; fires; floods; epidemics; quarantine restrictions; strikes; or freight embargoes; provided, however, that this Section 18 will not relieve the Company of any of its payment obligations to the Consultant under this Agreement. Notwithstanding the foregoing provisions of this Section 18, in every case the delay or failure to perform must be beyond the control and without the fault or negligence of the party claiming excusable delay.

      19.  INTEGRATION.

      This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

      20.  WAIVER.

      Failure or delay on the part of either party hereto to enforce any right, power or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party of a breach of any promise herein by the other party shall not operate as or be construed to constitute a waiver of any subsequent breach by such other party.

      21.  SAVINGS CLAUSE.

      If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      22.  AUTHORITY TO CONTRACT.

      The Company warrants and represents to the Consultant that the Company has full authority to enter into this Agreement and to consummate the transactions contemplated hereby and that this Agreement is not in conflict with any other agreement to which the Company is a party or by which it may be bound. The Company further warrants and represents to the Consultant that the individual executing this Agreement on behalf of the Company has the full power and authority to bind the Company to the terms hereof and has been authorized to do so in accordance with the Company's articles or certificate of incorporation and bylaws.

      23.  PAYMENT OF EXPENSES.

      If at any time during the term hereof or afterwards: (a) there should exist a dispute or conflict between the Consultant and the Company or another Person as to the validity, interpretation or application of any term or condition hereof, or as to the Consultant's entitlement to any benefit intended to be bestowed hereby, which is not resolved to the satisfaction of the Consultant, (b) the Consultant must (i) defend the validity of this Agreement or (ii) contest any determination by the Company concerning the amounts payable (or reimbursable) by the Company to the Consultant or (c) the Consultant must prepare responses to an Internal Revenue Service ("IRS") audit of, or otherwise defend, his personal income tax return for any year the subject of any such audit, or an adverse determination, administrative proceedings or civil litigation arising there from, which is occasioned by or related to an audit by the IRS of the Company's income tax returns, then the Company hereby unconditionally agrees: (a) on written demand of the Company by the Consultant, to provide sums sufficient to advance and pay on a current basis (either by paying directly or by reimbursing the Consultant) not less than 30 days after a written request therefore is submitted by the Consultant, all the Consultant's costs and expenses (including, without limitation, attorney's fees, expenses of investigation, travel, lodging, copying, delivery services and disbursements for the fees and expenses of experts, etc.) incurred by the Consultant in connection with any such matter; (b) the Consultant shall be entitled, on demand in accordance with
 Section 25, below, to the entry of a mandatory injunction without the necessity of posting any bond with respect thereto which compels the Company to pay or advance such costs and expenses on a current basis; and (c) the Company's obligations under this Section 23 will not be affected if the Consultant is not the prevailing party in the final resolution of any such matter unless it is determined pursuant to Section 25 that, in the case of one or more of such matters, the Consultant has acted in bad faith or without a reasonable basis for his position, in which event and, then only with respect to such matter or matters, the successful or prevailing party or parties shall be entitled to recover from the Consultant reasonable attorneys' fees and other costs incurred in connection with that matter or matters (including the amounts paid by the Company in respect of that matter or matters pursuant to this Section 23), in addition to any other relief to which it or they may be entitled.

      24.  REMEDIES.

      In the event of a breach by the Consultant of Section 12 or 15 of this Agreement, in addition to other remedies provided by applicable law, the Company will be entitled to issuance of a temporary restraining order or preliminary injunction enforcing its rights under such Section.

      25. ***ARBITRATION***.

      This Agreement Is Subject to Binding Arbitration. Any dispute or controversy arising under or in connection with this Agreement or in any manner associated with Consultant's engagement (other than those described in Section 24 - Remedies) shall be settled exclusively by arbitration in Arlington, Texas, in accordance with the rules of the American Arbitration Association then in effect. The parties agree to execute and be bound by the mutual agreement to arbitrate claims attached hereto as Attachment A. Should Consultant revoke his signature under section (d) of paragraph 13 of the attachment, this agreement shall be void.

      26. GOVERNING LAW.

 This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      27. WAIVER OF ACTUAL OR POTENTIAL CONFLICTS OF INTEREST.

      Should it become necessary for Consultant to seek to enforce the terms of this Agreement, the Company consents to Consultant's use of counsel which either then or may have in the past represented the Company, provided that counsel agrees to undertake Consultant's representation, and such representation and waiver of actual or potential conflicts of interest is in accordance with the Texas State Bar Rules, including the Texas Disciplinary Rules of Professional Conduct. To the extent permitted by the Rules, the Company waives any such actual or potential conflict of interest arising thereby.

      28. COUNTERPARTS.

      This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      29. INDEMNIFICATION.

      The Consultant shall be indemnified by the Company to the maximum permitted by the law of the state of the Company's incorporation, and by the law of the state of incorporation of any subsidiary of the Company of which the Consultant is a director.

      3O.  INTEREST.

      If any amounts required to be paid or reimbursed to the Consultant hereunder are not so paid or reimbursed at the times provided herein (including amounts required to be paid by the Company pursuant to Sections 7, 13 and 23), those amounts shall bear interest at the rate of 7% from the date those amounts were required to have been paid or reimbursed to the Consultant until those amounts are finally and fully paid or reimbursed; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law. This rate (7% a.p.r.) shall also serve as the discount rate for any present value calculations relating to payment if the Termination Benefit, if any, under section 10(c).

      31. TIME OF THE ESSENCE.

      Time is of the essence with respect to any act required to be performed by this Agreement.

      32.  PRIOR INSTRUMENTS UNAFFECTED.

      Except for the Employment Agreement, which was terminated on December 30, 2004, all prior instruments between the Company and Consultant shall remain in full force and effect and the terms and conditions thereof shall not be affected by this Agreement.



 FIRST CASH FINANCIAL SERVICES, INC.     CONSULTANT


 By: /s/ Richard T. Burke                     /s/ Phillip Eric Powell
 --------------------------                   -----------------------
 Richard T. Burke, Director                   Phillip Eric Powell

                                ATTACHMENT "A"

                        MUTUAL AGREEMENT TO ARBITRATE

 1. I, Phillip E. Powell, recognize that differences could arise between First Cash Financial Services, Inc. ("the Company") and me during or following my engagement with the Company. I understand and agree that by entering into this Mutual Agreement to Arbitrate ("Agreement"), I gain the benefits of a speedy, impartial dispute-resolution procedure.

 2. 1 understand that any reference in this Agreement to the Company will be a reference also to all stockholders, directors, officers, employees, parents, subsidiaries and affiliated entities, all benefit plans, the benefit plans' sponsors, fiduciaries, administrators, and all successors and assigns of any of them.

 Claims Covered by the Agreement

 3. The Company and I mutually agree to the resolution by arbitration of all claims or controversies ("claims"), whether or not arising out of my engagement (or its termination), that the Company may have against me or that I may have against the Company. The claims covered by this Agreement include, but are not limited to, claims under my Consulting Agreement, claims for wages or other compensation due; for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race sex, color, religion, national origin, age (state or federal Age Discrimination in Employment Act), marital status, veterans status, sexual preference, medical condition, handicap or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any federal, state, or other law, statute, regulation, or ordinance, except claims excluded in the following paragraphs.

 Claims Not Covered by the Agreement

 4. Claims I may have for workers' compensation or unemployment compensation benefits are not covered by this Agreement.

 5. Claims of the Company covered by section 24 of my Consulting Agreement.

 Arbitration

 6. (a) Procedure for Injunctive Relief In the event either the Company or myself seeks injunctive relief, the claim shall be administratively expedited by the American Arbitration Association ("AAA"), which shall appoint a single, neutral arbitrator for the limited purpose of deciding such claim. Such arbitrator shall be a qualified member of the State Bar of Texas in good standing, and preferably shall be a retired state or federal district judge. The single arbitrator shall decide the claim for injunctive relief immediately on hearing or receiving the parties' submissions (unless, in the interests of justice, he must rule ex parte); provided, however, that the single arbitrator shall rule on such claims within 24 hours of submission of the claim to the AAA. The single arbitrator's ruling shall not extend beyond 14 calendar days and on application by the claimant, up to an additional 14 days following which, after a hearing on the claim for injunctive relief, a temporary injunction may issue pending the award. Any relief granted under this procedure for injunctive relief shall be specifically enforceable in Tarrant County District Court on an expedited, ex parte basis and shall not be the subject of any evidentiary hearing or further submission by either party, but the court, on application to enforce a temporary order, shall issue such orders as necessary to its enforcement.

      (b) Procedure after a Claim for Injunctive Relief or where no Claim for Injunctive Relief Is Made. The arbitrator shall be selected as follows: in the event the Company and I agree on one arbitrator, such arbitrator shall conduct the arbitration. In the event the Company and I do not agree, the Company and I shall each select one independent, qualified arbitrator, and the two arbitrators so selected shall select the third arbitrator. The arbitrator(s) are herein referred to as the "Panel." The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

      (c) The Arbitration shall take place at Arlington, Texas, or any other location mutually agreeable to us. At the request of either of us, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the Panel in secrecy, available for inspection only by the Company or me and our respective attorneys and our respective experts, who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The Panel shall be able to award any and all relief, including relief of an equitable nature. The award rendered by the Panel may be enforceable in any court having jurisdiction thereof.

      (d) The Company will pay all the fees and out-of-pocket expenses of each arbitrator selected pursuant to this Section 5 and the AAA. In addition, the Company will pay my reasonable attorneys' fees, unless the arbitration is the result of a termination for cause as defined in Section 13(f)(ii) of the Consulting Agreement to which this Attachment is appended.

 Requirements for Modification or Revocation

 7. This Agreement to arbitrate shall survive the termination of my engagement. It can only be revoked or modified by a writing signed by the Company and I, which specifically states a mutual intent to revoke or modify this Agreement.

 Sole and Entire Agreement

 8. This is the complete agreement of us on the subject of arbitration of disputes [except for any arbitration agreement in connection with any pension or benefit plan].

 This Agreement supersedes any prior or contemporaneous oral or written understanding on the subject.

 9. Neither of us is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.

 Construction

 10. If any provision of this Agreement is found to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement.

 Consideration

 11. The promises by the Company and by me to arbitrate differences, rather than litigate them before courts or other bodes, provide consideration for each other. In addition, I have entered into a Consulting Agreement as further consideration for entering into this Agreement.
 Not an Employment Agreement

 12. This Arbitration Agreement is purely procedural. It does not provide any substantive rights in addition to those provided by applicable law or my Consulting Agreement.

 Voluntary

 13. I acknowledge that I have carefully read this agreement, that I understand its terms, that all understandings and agreements between the company and me relating to the subjects covered in the agreement are contained in it, and that I have entered into the agreement voluntarily and not in reliance on any promises or representations by the company other than those contained in this agreement itself.

 14. The Age Discrimination in Employment Act protects individuals over 40 years of age from age discrimination. The ADEA contains some special requirements before an employee can give up the right to file a lawsuit in court. The following provisions are designed to comply with those requirements.

      a. I agree that this Agreement to arbitrate is valuable to me, because it permits a faster resolution of claims that I would receive in court.

      b. I have been advised to consult an attorney before signing this.

      c. I have 21 days to consider this Agreement. However, I may sign it sooner if I wish to do so.

      d. I have 7 days following my signing this Agreement to revoke my signature, and the Agreement will not be legally binding until the 7 day period has gone by.

 15. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF TO THAT OPPORTUNITY TO THE EXTENT I WISH TO DO SO.



 FIRST CASH FINANCIAL SERVICES, INC.     CONSULTANT

 By: /s/ Richard T. Burke                     /s/ Phillip Eric Powell
 --------------------------                   -----------------------
 Richard T. Burke, Director                   Phillip Eric Powell